Exhibit 5

                     [Letterhead of Stroock & Stroock & Lavan]


June 25, 1996


Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA  92121

Re:      Alliance Pharmaceutical Corp.
         Registration Statement on Form S-3


Ladies and Gentlemen:

We have acted as counsel to you (the "Corporation") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 1,875,000 shares of the Corporation's Common Stock, $.01 par value per share (the "Shares"), to be sold by the Corporation.

We have examined copies of the Certificate of Incorporation and By-laws of the Corporation, each as amended to date, the minutes of various meetings of the Board of Directors of the Corporation, and the original, photostat or certified copies of all such records of the Corporation, and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation or others, and such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Corporation and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized, validly issued, fully paid and are nonassessable.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Stroock & Stroock & Lavan
STROOCK & STROOCK & LAVAN

                                                        Exhibit 23.(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the catption "Experts" in the Registration Statement (Form S-3) and related prospectus of Alliance Pharmaceutical Corp. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 26, 1995, with respect to the consolidated finance statements of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K), for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

San Diego, California
June 24, 1996

                                                           Exhibit 23.(c)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Alliance Pharmaceutical Corp. on Form S-3 of our report dated July 27, 1993, appearing in the Annual Report on Form 10-K of Alliance Pharmaceutical Corp. for the year ended June 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche
- ---------------------
San Diego, California
June 24, 1996

                                                             Exhibit 24


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 or such other form as counsel to Alliance Pharmaceutical Corp. (the "Corporation") may recommend in connection with the registration of common stock of the Corporation issued (i) to Johnson & Johnson Development Corp. upon conversion of the Series A Preferred Stock of the Corporation, including dividends paid in common stock, and upon exercise of the warrant dated September 16, 1994, and (ii) to Hoechst Marion Roussel, Inc. upon conversion of Series B Preferred Stock of the Corporation, including dividends paid in common stock, and any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have each caused this power of attorney to be executed as of the date set forth beside their name.

/s/ Carroll O. Johnson          Director                     June 24, 1996
- ---------------------
Carroll O. Johnson

/s/ Stephen M. McGrath          Director                     June 24, 1996
- ----------------------
Stephen M. McGrath


/s/ Helen M. Ranney             Director                      June 24, 1996
Helen M. Ranney, M.D.


/s/ Donald E. O'Neill           Director                      June 24, 1996
- ----------------------
Donald E. O'Neill


/s/ Jean Riess                  Director                      June 24, 1996
- ----------------------
Jean Riess, Ph.D.


/s/ Thomas F. Zuck              Director                      June 24, 1996
- ------------------------
Thomas F. Zuck, Ph.D.